Exhibit 25.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2) ☐

SUNTRUST BANK

(Exact name of trustee as specified in its charter)

Georgia	58-0466330
(Jurisdiction of Incorporation of organization if	(I.R.S. employer identification no.)
not a U.S. national bank)

303 Peachtree Street	30308
30th Floor	(Zip Code)
Atlanta, Georgia
(Address of Principal Executive Offices)

Patricia Spruell
SunTrust Bank
25 Park Place, N.E.
24th Floor
Atlanta, Georgia 30303-2900
(404) 588-7273
(Name, address and telephone number of agent for service)

THE RYLAND GROUP, INC.
(Exact name of obligor as specified in its charter)
(Co-obligors are listed on the following page)

Maryland	52-0849948
(State or other jurisdiction of	(I.R.S. employer identification no.)
incorporation or organization)

24025 Park Sorrento, Suite 400
Calabasas, California 91302
(Address of principal executive offices)

Debt Securities
(Title of the indenture securities)

Exact name of co-obligor	Jurisdiction of
as specified in its charter	incorporation or organization	I.R.S. Employer Identification No.
Convest Management Corporation	Delaware	52-1529955
Moore’s Orchard, LLC	Maryland	52-2306873
RH at Emory Grove, LLC	Maryland	41-2069948
RH at Mount Hebron, LLC	Maryland	52-2293789
RH Builders of Indiana, Inc.	Indiana	35-1969234
RH Investment of Indiana, Inc.	Indiana	35-1969241
RH of Indiana, L.P.	Indiana	35-1968182
RH of Maryland, LLC	Maryland	59-2204006
RH of Texas Limited Partnership	Maryland	74-2664253
RH Organization, Inc.	California	95-4868585
Ryland Communities, Inc.	Florida	59-1741950
Ryland Golf Course At the Colony, Inc.	California	52-2201187
Ryland Homes Investment-Texas, Inc.	Maryland	52-1816608
Ryland Homes Nevada, LLC	Delaware	81-0600913
Ryland Homes of Texas, Inc.	Texas	75-2473699
Ryland Homes of Arizona, Inc.	Arizona	86-0785389
Ryland Homes of California, Inc.	Delaware	95-2635472
Ryland Organization Company	California	95-4868586
Ryland Ventures, Inc.	Maryland	52-1624303
Ryland Ventures II, Inc.	Maryland	52-2243024
Ryland Ventures III, Inc.	Maryland	52-1733016
Ryland Ventures IV, Inc.	Maryland	95-4869155
The Regency Organization, Inc.	Florida	59-2367217
The Ryland Corporation	California	95-4868582

1. General information.

     Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Department of Banking and Finance,
State of Georgia
Atlanta, Georgia

Federal Reserve Bank of Atlanta
104 Marietta Street, N.W.
Atlanta, Georgia

Federal Deposit Insurance Corporation
Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2. Affiliations with the Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3-15	No responses are included for Items 3 through 15. As provided in General Instruction B, responses to those Items are not required because the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

(1) - (3)	A copy of the Articles of Amendment and Restated Articles of Association of SunTrust Bank as now in effect which contains the authority to commence business and a grant of power to exercise trust powers (Incorporated by reference to Exhibit 1 to Form T-1, Registration No. 333-82717.).

(4)	A copy of the existing by-laws of the trustee as now in effect (Incorporated by reference to Exhibit 4 to Form T-1, Registration No. 333-82717.).

(5)	Not applicable.

(6)	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

(7)	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 2004.

(8)	Not applicable.

(9)	Not applicable.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, and the State of Georgia, on the 8th day of April, 2005.

SUNTRUST BANK

By:	/s/ Patricia Spruell

Patricia Spruell
Vice President

EXHIBITS 1 – 3 TO FORM T-1

ARTICLES OF ASSOCIATION, CERTIFICATE OF AUTHORITY
AND TRUST POWERS AUTHORIZATION
OF
SUNTRUST BANK

(Incorporated by reference to Exhibit 1 to Form T-1, Registration No. 333-82717)

EXHIBIT 4 TO FORM T-1

BY-LAWS
OF
SUNTRUST BANK

(Incorporated by reference to Exhibit 4 to Form T-1, Registration No. 333-82717)

EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of up to $1,000,000,000 of Debt Securities by The Ryland Group, Inc., SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SUNTRUST BANK

By:	/s/ Patricia Spruell

Patricia Spruell
Vice President

EXHIBIT 7 TO FORM T-1

REPORT OF CONDITION
(ATTACHED)

SunTrust Bank ATLANTA Certificate Number: 00867	FFIEC 031 Consolidated Report of Condition for December 31, 2004

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for December 31, 2004

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC — Balance Sheet	C400

Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):			RCFD
	a. Non-interest bearing balances and currency and coin (1)			0081	3,597,768	1.a
	b. Interest-bearing balances (2)			0071	19,303	1.b
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
	b. Available-for-sale securities (from Schedule RC-B, column D)			1773	20,546,491	2.b
3.	Federal funds sold and securities purchased under agreements to resell:			RCON
	a. Federal funds sold in domestic offices			B987	2,338,975	3.a
				RCFD
	b. Securities purchased under agreements to resell (3)			B989	3,485,599	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a. Loans and leases held for sale			5369	6,352,651	4.a
	b. Loans and leases, net of unearned income	B528	86,738,792			4.b
	c. LESS: Allowance for loan and lease losses	3123	873,107			4.c
	d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	85,865,685	4.d
5.	Trading assets (from Schedule RC-D)			3545	1,601,923	5
6.	Premises and fixed assets (including capitalized leases)			2145	1,418,420	6
7.	Other real estate owned (from Schedule RC-M)			2150	18,311	7
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130	0	8
9.	Customers’ liability to this bank on acceptances outstanding			2155	12,031	9
10.	Intangible assets:					10
	a. Goodwill			3163	886,405	10.a
	b. Other intangible assets from Schedule RC-M			0426	603,063	10.b
11.	Other assets (from Schedule RC-F)			2160	4,033,475	11
12.	Total assets (sum of items 1 through 11)			2170	130,780,100	12

(1)	Includes cash items in process of collection and unposted debits.

(2)	Include time certificates of deposit not held for trading.

(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

SunTrust Bank Certificate Number: 00867	FFIEC 031

Schedule RC — Continued

Dollar Amounts in Thousands
LIABILITIES
13.	Deposits:				RCON
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I):			2200	82,901,074	13.a
		(1) Noninterest-bearing (4)	6631	8,792,757			13.a.1
		(2) Interest-bearing	6636	74,108,317			13.a.2
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)			2200	5,863,076	13.b
		(1) Noninterest-bearing	6631	0			13.b.1
		(2) Interest-bearing	6636	5,863,076			13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase:				RCON
	a.	Federal funds purchased in domestic offices (5)			B993	3,816,397	14.a
					RCFD
	b.	Securities sold under agreements to repurchase (6)			B995	7,481,315	14.b
15.	Trading liabilities (from Schedule RC-D)				3548	838,387	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)				3190	14,256,714	16
17.	Not applicable
18.	Bank’s liability on acceptances executed and outstanding				2920	12,031	18
19.	Subordinated notes and debentures (7)				3200	2,349,457	19
20.	Other liabilities (from Schedule RC-G)				2930	2,420,753	20
21.	Total liabilities (sum of items 13 through 20)				2948	119,939,204	21
22.	Minority interest in consolidated subsidiaries				3000	967,314	22

EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus				3838	0	23
24.	Common stock				3230	21,600	24
25.	Surplus (exclude all surplus related to preferred stock)				3839	3,245,229	25
26.	a.	Retained earnings			3632	5,941,169	26.a
	b.	Accumulated other comprehensive income (5)			B530	665,584	26.b
27.	Other equity capital components (6)				A130	0	27
28.	Total equity capital (sum of items 23 through 27)				3210	9,873,582	28
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28)				3300	130,780,100	29

	Memorandum To be reported only with the March Report of Condition.
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2003				RCFD	Number
					6724	N/A	M.1

1=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2=	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3=	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4=	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5=	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6=	Review of the bank’s financial statements by external auditors

7=	Compilation of the bank’s financial statements by external auditors

8=	Other audit procedures (excluding tax preparation work)

9=	No external audit work

(4)	Includes total demand deposits and noninterest-bearing time and savings deposits.

(5)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

(6)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(7)	Includes limited-life preferred stock and related surplus.

(8)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(9)	Includes treasury stock and unearned Employee Stock Ownership Plan Shares.